Exhibit 10.25

EXECUTION VERSION

MANAGEMENT INCENTIVE PLAN AGREEMENT

This MANAGEMENT INCENTIVE PLAN AGREEMENT (this “Agreement”), dated as of May 24, 2012, is executed and agreed to by and between EPE Acquisition, LLC, a Delaware limited liability company (the “Company”), and EPE Employee Holdings, LLC, a Delaware limited liability company (“EEH”).

WHEREAS, the Second Amended and Restated Limited Liability Company Agreement of the Company dated as of May 24, 2012 (as amended, restated, supplemented or modified from time to time, the “LLC Agreement”), authorizes the Board to cause the Company to issue Class B Units to EEH, and, in connection therewith, authorizes the Company to cause EEH to issue EEH Units to employees of the Company or its Subsidiaries, including the Employer (as hereinafter defined);

WHEREAS, each of the Persons set forth on Schedule A hereto (as may be amended) (each, a “Grantee”), on the Grant Date (as hereinafter defined) applicable to such Grantee, is an employee of the Company or one of its Subsidiaries and has provided or agreed to provide services to or for the benefit of the Company or its Subsidiaries;

WHEREAS, in consideration for the services provided or to be provided to or for the benefit of the Company or its Subsidiaries, the Company desires to grant incentive awards in the form of profits interests to each of the Grantees; and

WHEREAS, the Company desires to issue to EEH on the terms and conditions set forth in this Agreement and the LLC Agreement, and EEH desires to accept on such terms and conditions, the aggregate number of Class B Units set forth on Schedule A hereto, as such schedule may be amended from time to time.

NOW, THEREFORE, in consideration of the promises and of the mutual agreements contained in this Agreement and other good and valuable consideration, the parties hereto agree as follows:

1.                                      Award. On the terms and subject to the conditions of the LLC Agreement and this Agreement, the Company hereby issues to EEH the aggregate number of Class B Units set forth opposite each Grantee’s name on Schedule A hereto, as such schedule may be amended from time to time, (the “Awarded B Units”) in the series of Class B Units set forth opposite such Grantee’s name on Schedule A as of the date set forth opposite such Grantee’s name on Schedule A (the “Grant Date”). The Threshold Value for each Awarded B Unit shall be as set forth on Schedule A. The Awarded B Units are intended to constitute “profits interests” within the meaning of Revenue Procedures 93-27 and 2001-43 (or the corresponding requirements of any subsequent guidance promulgated by the United States Internal Revenue Service or other applicable Law) and, accordingly, the capital account associated with each such Awarded B Units at the time of its issuance shall be equal to $0.00. Capitalized terms used in this Agreement but not defined in the body hereof are defined in Exhibit A. In accordance with the terms of the LLC Agreement, the EEH Agreement and an Award Agreement between EEH and the applicable Grantee, EEH shall issue to each Grantee, on the applicable Grant Date, such number and series of EEH Units as corresponds to the number and series of Awarded B Units set forth next to such Grantee’s name on Schedule A, as such schedule may be amended from time to time.

2.                                      Unvested Units. As of the applicable Grant Date, the Awarded B Units issued pursuant to this Agreement are Unvested Class B Units under the LLC Agreement, subject to all of the restrictions on Unvested Class B Units (as well as on Class B Units, in general) under the LLC Agreement and carry only such rights as are conferred on Unvested Class B Units under the LLC Agreement (“Unvested Units”). Unvested Units will become vested in accordance with the provisions of Section 3 of this Agreement.

3.                                      Vesting of Awarded B Units.

(a)                                 Subject to the remainder of this Section 3 and Section 4, Unvested Units shall vest and become Vested Class B Units under the LLC Agreement and shall no longer be subject to the restrictions on Unvested Class B Units (but shall remain subject to the restrictions on Vested Class B Units and Class B Units in general) under the LLC Agreement (“Vested Units”) in accordance with the vesting schedule set forth in the table below, provided that the applicable Grantee remains continuously employed by El Paso Exploration & Production Management, LLC (the “Employer”) or one of its Affiliates, and EEH remains a Member of the Company or its Affiliates, from the applicable Grant Date through each vesting date set forth below:

Vesting Date	Cumulative Percentage of Unvested Units issued pursuant hereto that become Vested Units
First Anniversary of the applicable Grant Date	20%
Second Anniversary of the applicable Grant Date	40%
Third Anniversary of the applicable Grant Date	60%
Fourth Anniversary of the applicable Grant Date	80%
Fifth Anniversary of the applicable Grant Date	100%

If on an applicable vesting date, the application of the vesting schedule set forth above results in a fractional Unvested Unit becoming a Vested Unit, the number of Unvested Units vesting on such date shall be rounded up to the next whole number of Unvested Units.

(b)                                 Upon the occurrence of a Threshold Capital Transaction, all Awarded B Units that have not previously become Vested Units shall become Vested Units as of the date of such Threshold Capital Transaction, provided that the applicable Grantee has remained continuously employed by the Employer or one of its Affiliates from the applicable Grant Date through the date of such Threshold Capital Transaction.

4.                                      Forfeiture and Redemption of Awarded B Units

(a)                            If the employment of a Grantee with the Employer or one of its Affiliates is terminated for Cause, then on the date of such Grantee’s termination of employment, EEH will forfeit to the Company, without consideration, all of its Awarded B Units attributable to such Grantee (and such Grantee’s Permitted Transferees), including all Vested Units and all Unvested Units, and all rights arising from such Awarded B Units and from being a holder thereof.

(b)                                 If (x) a Grantee voluntarily terminates the Grantee’s employment with the Employer or one of its Affiliates for Good Reason, (y) a Grantee’s employment with the Employer or one of its Affiliates is terminated by the Employer or such Affiliate without Cause, or (z) a Grantee’s employment with the Employer or one of its Affiliates is terminated upon such Grantee’s death or because such Grantee incurs a Disability, then:

(i)                                     for a period of one year following the date of such Grantee’s termination of employment, the Company shall have the right, but not the obligation, to redeem from EEH, in accordance with Section 5 below, any or all of the Vested Units attributable to such Grantee (and such Grantee’s Permitted Transferees) as of the date of such Grantee’s termination at the Fair Market Value of such Awarded B Units determined as of the date the Company elects to redeem such Awarded B Units;

(ii)                                  on the date of such Grantee’s termination of employment, a pro-rata portion of the Awarded B Units attributable to such Grantee that remain Unvested Units as of such date, if any, shall become Vested Units and such pro-rata portion shall equal the product of (i) 20 percent of the number of Awarded B Units granted under this Agreement multiplied by (ii) a fraction, (A) the numerator of which is the number of days between the most recent anniversary of the applicable Grant Date preceding such Grantee’s date of termination of employment (or, if such Grantee’s employment terminates prior to the first anniversary of the applicable Grant Date, the number of days between such Grant Date and the date of such Grantee’s termination of employment) and (B) the denominator of which is 365; and

(iii)                               on the date of such Grantee’s termination of employment, all of the Unvested Units that do not become Vested Units in accordance with Section 4(b)(ii) above shall become “tentatively vested” (the “Tentatively Vested Units”) and subject to vesting as follows:

(A)                                    if a Threshold Capital Transaction occurs on or prior to the date that is 180 days following the date of such Grantee’s termination of employment (the “Determination Date”), then (I) all of the Tentatively Vested Units shall become Vested Units as of the date on which such Threshold Capital Transaction occurs and (II) for a period of one year after the date on which such Threshold Capital Transaction occurs, the Company shall have the right to redeem, in accordance with Section 5 below, any or all of the Vested Units attributable to such Grantee and such Grantee’s Permitted Transferees at the Fair Market Value of such Awarded B Units determined as of the date the Company elects to redeem such Awarded B Units; and

(B)                                    if a Threshold Capital Transaction does not occur on or prior to the Determination Date, then EEH will forfeit to the Company, without consideration, all of the Tentatively Vested Units attributable to such Grantee (and such Grantee’s Permitted Transferees) and all rights arising from such Tentatively Vested Units and from being a holder thereof.

(c)                          If a Grantee voluntarily terminates employment with the Employer or one of its Affiliates without Good Reason, then:

(i)                                          on the date of such Grantee’s termination of employment, EEH will forfeit to the Company, without consideration, all of the Unvested Units attributable to such Grantee (and such Grantee’s Permitted Transferees) and, subject to Section 8.04(h)(v) of the LLC Agreement, 25% of the Vested Units attributable to such Grantee (and such Grantee’s Permitted Transferees) and all rights arising from such Awarded B Units and from being a holder thereof; and

(ii)                                       following such Grantee’s termination of employment, the Company shall have the right, but not the obligation, to redeem from EEH, in accordance with Section 5 below, any or all of the Vested Units attributable to such Grantee (and such Grantee’s Permitted Transferees) as of the date of such Grantee’s termination (determined after giving effect to Section 4(c)(i) above) at the Fair Market Value of such Awarded B Units determined as of the date the Company elects to redeem such Awarded B Units.

(d)                            If a Grantee with a Grant Date of May 24, 2012 fails to make EMI Capital Contributions in an aggregate amount equal to its Equity Commitment on or prior to the Management Class A Funding Date, then immediately after the Management Class A Funding Date EEH will forfeit to the Company, without consideration, all of its Awarded B Units attributable to such Grantee (and such Grantee’s Permitted Transferees), including all Vested Units and all Unvested Units, and all rights arising from such Awarded B Units and from being a holder thereof.

(e)                             The forfeitures of Awarded B Units (including all rights arising from such Awarded B Units) subject to the terms and conditions of this Section 4 shall occur immediately and without further action of the Company or the Board or any other Person upon the termination of employment of a Grantee or other event giving rise to such forfeitures (the date of termination of employment of a Grantee or such other event being a “Trigger Date”).

5.                                      Procedure for Redemption of Vested Units.

(a)                            In order to exercise the right to redeem any Vested Units that are subject to redemption pursuant to Section 4 (the “Subject Units”), the Company shall deliver written notice to such Grantee, and such Grantee’s Permitted Transferee, legal representative or guardian, or the executor of such Grantee’s estate, as applicable (the “Holder”) and to EEH, no later than the one-year anniversary of the Trigger Date, in which notice the Company shall identify the Subject Units and set forth the applicable Purchase Price (as defined below) determined by the Board. The notice shall also set a reasonable time and place for the closing of the redemption of the Subject Units, which shall be not less than 10 calendar days nor more than 55 calendar days after the date of such notice.

(b)                            In order to redeem the Subject Units, the Company shall provide the Holder and EEH with written notice of the Board’s determination of the Fair Market Value of the Subject Units (the “Purchase Price”). The Holder shall have the right to dispute in writing the Board’s determination of the Purchase Price within 15 calendar days following receipt of the Board’s determination (the “Notice Period”). If the Company has not received written notice of such a dispute within the Notice Period, the Purchase Price as determined by the Board shall be deemed to be the final Purchase Price. If the Company has received written notice of such a dispute within the Notice Period, then the Board’s determination of the Purchase Price shall be submitted for review and final determination by an internationally recognized independent valuation firm with significant experience performing valuations of privately held companies engaged in the oil and natural gas exploration and production business of similar size and scope as the Company and its Subsidiaries taken as a whole (the “Independent Valuation Firm”) selected by the Holder, provided that such Independent Valuation Firm is approved by the Board acting in good faith. Subject to the foregoing, the Independent Valuation Firm shall review all relevant data, including any necessary books and records of the Company, to determine the changes to the Purchase Price calculation, if any, necessary to resolve only the disputed items or amounts. The determination by the Independent Valuation Firm shall be made as promptly as practical, but in no event later than 30 calendar days from its engagement, and shall be final and binding on the Company, the Holder, EEH and the members of EEH. All costs charged by the Independent Valuation Firm to make such determination will be shared equally by the Company and the Holder.

(c)                             Any payment of the Purchase Price for the Subject Units by the Company shall be made, at the Company’s discretion, in the form of a check payable EEH or a wire transfer of immediately available funds to an account designated by EEH.

(d)                            Upon payment of the Purchase Price by the Company, the Subject Units shall automatically be cancelled without further action by the Company, EEH, the Grantee or any other Person.

(e)                             The Holder shall execute and deliver all documentation and agreements reasonably requested by the Company to reflect a redemption of the Subject Units pursuant to this Agreement, but neither the failure of the Holder to execute or deliver any such documentation nor the failure of the Holder to deposit the Company’s check, if any, shall affect the validity of a redemption of the Subject Units pursuant to this Agreement.

(f)                              In connection with any redemption of the Subject Units hereunder, the Holder shall at a minimum make customary representations and warranties concerning (i) such Holder’s valid title to and ownership of the Subject Units, free of all liens, claims and encumbrances (excluding those arising under applicable securities Laws), (ii) such Holder’s authority, power and right to enter into and consummate the redemption of the Subject Units, (iii) the absence of any violation, default or acceleration of any agreement to which such Holder is subject or by which its assets are bound as a result of the redemption of the Subject Units, and (iv) the absence of, or compliance with, any governmental or third party consents, approvals, filings or notifications required to be obtained or made by such Holder in connection with the redemption of the Subject Units.

6.                                      Undertaking of EEH.    Upon the repurchase, redemption or forfeiture of Awarded B Units attributable to a Grantee in accordance with this Agreement, EEH shall immediately cause the redemption, repurchase or forfeiture, respectively, of an equivalent number of EEH Units of such Grantee and/or its Permitted Transferees. EEH hereby agrees to take whatever additional actions and execute whatever additional documents the Company may in its reasonable judgment deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on EEH pursuant to the express provisions of this Agreement and the LLC Agreement.

7.                                      Fees.

(a)                                 Following the consummation of a Threshold Capital Transaction, upon each distribution by the Company pursuant to Section 5.03(c) of the LLC Agreement, the Company shall pay to EEH an amount equal to the difference, if a positive number, between (a) the product of (i) ninety-six percent (96%), expressed as a decimal, times (ii) that portion of such distribution which was made (or deemed made) to the Class B Members pursuant to Section 5.03(c) of the LLC Agreement calculated on a pro forma basis as if the cumulative amount of fees theretofore paid by the Company pursuant to the Transaction Fee Agreement and the Management Fee Agreement had, at the times such fees were paid, instead been distributed by the Company to the Members pursuant to Section 5.03(c) of the LLC Agreement, minus (b) the sum of (i) that portion of such distribution which was made (or deemed made) to the Class B Members pursuant to Section 5.03(c) of the LLC Agreement, plus (ii) any amounts previously paid pursuant to this Section 7.

(b)                                 Upon the consummation of a Specified Class B Repurchase, the Company shall pay to EEH, in respect of the Specified Repurchased Class B Units that were repurchased by the Company in such Specified Class B Repurchase, an amount equal to the difference, if a positive number, between (a) the product of (i) ninety-six percent (96%), expressed as a decimal, times (ii) the purchase price paid (or deemed paid) in respect of such Specified Repurchased Class B Units pursuant to Section 8.04(h)(ii) of the LLC Agreement calculated on a pro forma basis as if the cumulative amount of fees theretofore paid by the Company pursuant to the Transaction Fee Agreement and the Management Fee Agreement had, at the times such fees were paid, instead been distributed by the Company to the Members pursuant to Section 5.03(c) of the LLC Agreement, minus (b) the sum of (i) the purchase price paid in respect of such Specified Repurchased Class B Units pursuant to Section 8.04(h)(ii) of the LLC Agreement, plus (ii) any amounts previously paid pursuant to this Section 7.

8.                                      General Provisions.

(a)                            Notices.     Notices provided for in this Agreement shall be in writing and shall be deemed to have been duly received (i) when delivered in person, (ii) on the first business day after such notice is sent by air express overnight courier service, or (iii) on the third business day following deposit in the United States mail, registered or certified mail, return receipt requested, postage prepaid, in each case addressed to the following address, as applicable:

If to EEH to:	EPE Employee Holdings, LLC
c/o Apollo Global Management, LLC
9 West 57th Street, 43rd Floor
New York, New York 10019
Attention: Sam Oh

If to the Company to:	EPE Acquisition, LLC
c/o Apollo Management VII, L.P.
Apollo Commodities Management, L.P., with respect to Series I
9 West 57th Street
New York, NY 10019
Attention: Gregory Beard and Laurie Medley

(b)                            Governing Law.     THIS AGREEMENT IS GOVERNED BY AND SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES OF SUCH STATE. THE PARTIES HEREBY DECLARE THAT IT IS THEIR INTENTION THAT THIS AGREEMENT SHALL BE REGARDED AS MADE UNDER THE LAWS OF THE STATE OF DELAWARE AND THAT THE LAWS OF SAID STATE SHALL BE APPLIED IN INTERPRETING ITS PROVISIONS IN ALL CASES WHERE LEGAL INTERPRETATION SHALL BE REQUIRED.

(c)                             Waiver of Jury Trial.     IN ENTERING THIS AGREEMENT, THE PARTIES EXPRESSLY ACKNOWLEDGE AND AGREE THAT THEY ARE KNOWINGLY AND VOLUNTARILY WAIVING THEIR RIGHTS TO A JURY TRIAL.

(d)                        Amendment and Waiver.     The provisions of this Agreement may be amended, modified or waived only with the prior written consent of EEH and the Company, and no course of conduct or failure or delay in enforcing the provisions of this Agreement shall be construed as a waiver of such provisions or affect the validity, binding effect or enforceability of this Agreement or any provision hereof. Notwithstanding the foregoing, the Company may amend Schedule A from time to time to reflect the issuance of additional Awarded B Units in respect of the Grantees (including, for the avoidance of doubt, to Upper-Tier Management Investors or employees of the Employer or its Affiliates or the Company or its Subsidiaries not previously listed on Schedule A) or the repurchase or forfeiture of Awarded B Units.

(e)                             Severability.     Any provision in this Agreement that is prohibited or unenforceable in any jurisdiction by reason of applicable Law shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating or affecting the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

(f)                              Entire Agreement.    This Agreement and the LLC Agreement embody the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

(g)                             Counterparts.      This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or pdf attachment to electronic mail shall be effective as delivery of a manually executed counterpart to this Agreement.

(h)                            Title and Headings; Construction.      All Section headings in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any of the provisions hereof. The words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole, including all Exhibits attached hereto, and not to any particular provision of this Agreement. All references herein to Sections and Exhibits shall, unless the context requires a different construction, be deemed to be references to the Sections of this Agreement and the Exhibits attached hereto, and all such Exhibits attached hereto are hereby incorporated herein and made a part hereof for all purposes. In the event that the LLC Agreement is amended following the Grant Date in a manner that amends, corrects, modifies, re-titles, re-numbers or otherwise revises the LLC Agreement section reference within this Agreement, such section reference within this Agreement shall be deemed to continue to reference the applicable original LLC Agreement section, as so amended. The use herein of the word “including” following any general statement, term or matter shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation”, “but not limited to”, or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that could reasonably fall within the broadest possible scope of such general statement, term or matter. The word “or” as used herein is disjunctive but not necessarily exclusive. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against any party hereto, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by each of the parties hereto and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of the parties hereto.

(i)                                Gender and Plurals.   Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa.

(j)                               Successors and Assigns.     Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by and against EEH, the Company and EEH and the Company’s respective successors and assigns (including subsequent holders of Awarded B Units); provided, however, that EEH’s rights and obligations under this Agreement are not assignable except in connection with a Transfer of the Awarded B Units permitted under the LLC Agreement. Notwithstanding anything else in this Agreement or in the LLC Agreement, (i) each Awarded B Unit shall remain subject to the terms of the LLC Agreement and this Agreement regardless of who holds such Awarded B Unit.

(k)                                 Rights of Third Parties.  Nothing expressed or implied in this Agreement is intended or shall be construed to confer upon or give any Person, other than the parties hereto, any rights or remedies under or by reason of this Agreement.

(1)                                 WAIVER OF PUNITIVE AND EXEMPLARY DAMAGE CLAIMS. EACH PARTY, BY EXECUTING THIS AGREEMENT, WAIVES, TO THE FULLEST EXTENT ALLOWED BY LAW, ANY CLAIMS TO RECOVER PUNITIVE, EXEMPLARY OR SIMILAR DAMAGES NOT MEASURED BY THE PREVAILING PARTY’S ACTUAL DAMAGES IN ANY DISPUTE OR CONTROVERSY ARISING UNDER, RELATING TO OR IN CONNECTION WITH THIS AGREEMENT.

(m)                        Sections 83 and 409A of the Code. The parties intend for the issuance of the Awarded B Units to be a transfer of property within the meaning of Section 83 of the Code rather than a deferral of compensation pursuant to Section 409A of the Code (“Section 409A”). Accordingly, this Agreement and the issuance of the Awarded B Units hereunder shall be construed and interpreted in accordance with such intent and any action required by either of the parties pursuant to this Agreement will be provided in such a manner that the Awarded B Units do not become subject to the provisions of Section 409A, including any regulations or other interpretive guidance promulgated with respect to Section 409A.

(n)                            Withholding. To the extent that the receipt of the Awarded B Units, the vesting of the Awarded B Units, or the execution of this Agreement results in compensation income or wages to EEH for federal, state or local tax purposes, EEH agrees to deliver to the Employer (or, if directed by the Company, one of its Affiliates) at the time of such receipt, lapse or execution, as the case may be, such amount of money as the Employer or such Affiliate may require to meet its minimum obligation under applicable tax Laws or regulations, and if EEH fails to do so, the Company is authorized to withhold from any cash or Class B Unit remuneration then or thereafter payable to EEH any tax required to be withheld by reason of such resulting compensation income or wages.

(o)                            Section 83(b) Election. Within 30 days after the date of issuance of the Awarded B Units, EEH agrees to timely file an election under Section 83(b) of the Code with respect to the Awarded B Units and to submit a copy of such election to the Company. The form of such election shall be in the form attached hereto as Exhibit B. EEH acknowledges that it is its sole responsibility, and not the responsibility of the Company to file the election under Section 83(b) of the Code even if EEH requests the Company or any of its managers, directors, officers, employees or authorized representatives (including attorneys, accountants, consultants, bankers, lenders, prospective lenders and financial representatives) of the Company to assist in making such filing.

[Signatures appear on the following page]

IN WITNESS WHEREOF, the parties hereto have executed this Management Incentive Plan Agreement as of the date first written above, effective for all purposes as provided above.

EPE EMPLOYEE HOLDINGS, LLC

By its manager:

EPE ACQUISITION, LLC

By:	/s/ Sam Oh
	Name:	Sam Oh
	Title:	Vice President

EPE ACQUISITION, LLC

By:	/s/ Sam Oh
	Name:	Sam Oh
	Title:	Vice President

SIGNATURE PAGE
TO
MANAGEMENT INCENTIVE PLAN AGREEMENT

EXHIBIT A
DEFINED TERMS

“Affiliate” means, with respect to a specified Person, a Person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, such specified Person.

“Award Agreement” is defined in the LLC Agreement.

“Board” is defined in the LLC Agreement.

“Cause” as to any Grantee has the meaning assigned to such term in an employment agreement, if any, between the Employer or any of its Affiliates and such Grantee; provided, however, in the absence of such an employment agreement or if such employment agreement does not define the term “Cause,” then “Cause” has the meaning set forth in the Award Agreement between EEH and such Grantee.

“Class A Members” is defined in the LLC Agreement.

“Class B Members” is defined in the LLC Agreement.

“Class B Units” is defined in the LLC Agreement.

“Code” means the Internal Revenue Code of 1986, as amended.

“Delaware Act” means the Delaware Limited Liability Company Act, 6 Del. C. §§ 18-101 et seq., as amended from time to time.

“Disability” as to any Grantee has the meaning assigned to such term in an employment agreement, if any, between the Employer or any of its Affiliates and such Grantee; provided, however, in the absence of such an employment agreement or if such employment agreement does not define the terms “Disability” then “Disability” has the meaning set forth in the Award Agreement between EEH and such Grantee.

“EEH Units” is defined in the LLC Agreement.

“EMI Agreement” means the Second Amended and Restated Limited Liability Company Agreement of EPE Management Investors, LLC, a Delaware limited liability company, dated as of the date hereof, as amended, restated, supplemented or modified from time to time.

“EMI Capital Contributions” means “Capital Contributions” as defined in the EMI Agreement.

“Equity Commitment” is defined in the LLC Agreement.

“Fair Market Value” is defined in the LLC Agreement.

Exhibit A-1

“Good Reason” as to any Grantee has the has the meaning assigned to such term in an employment agreement, if any, between the Employer or any of its Affiliates and such Grantee; provided, however, in the absence of such an employment agreement or if such employment agreement does not define the term “Good Reason,” then “Good Reason” has the meaning set forth in the Award Agreement between EEH and such Grantee.

“Law” means any applicable constitutional provision, statute, act, code (including the Code), law, regulation, rule, ordinance, order, decree, ruling, proclamation, resolution, judgment, decision, injunction, award, declaration, or interpretative or advisory opinion or letter of a domestic, foreign or international governmental authority or any political subdivision thereof and shall include, for the avoidance of doubt, the Delaware Act.

“Management Class A Funding Date” is defined in the LLC Agreement.

“Management Fee Agreement” is defined in the LLC Agreement.

“Member” is defined in the LLC Agreement.

“Permitted Transferee” is defined in the LLC Agreement.

“Person” is defined in the LLC Agreement.

“Profits” is defined in the LLC Agreement.

“Securities Act” means the United States Securities Act of 1933, as amended, and the rules and regulations thereunder.

“Specified Class B Repurchase” is defined in the LLC Agreement.

“Specified Repurchased Class B Units” is defined in the LLC Agreement.

“Subsidiary” is defined in the LLC Agreement.

“Threshold Capital Transaction” is defined in the LLC Agreement.

“Threshold Value” is defined in the LLC Agreement.

“Transaction Fee Agreement” is defined in the LLC Agreement.

“Transfer” is defined in the LLC Agreement.

“Unvested Class B Units” is defined in the LLC Agreement.

“Upper-Tier Management Investors” is defined in the LLC Agreement.

“Vested Class B Units” is defined in the LLC Agreement.

Exhibit A-2

EXHIBIT B
SECTION 83(B) ELECTION FORM

Election to Include in
Taxable Income in Year of Transfer Pursuant
to Section 83(b) of the Internal Revenue Code

The undersigned is receiving an award of restricted membership units of a Delaware limited liability company that is being treated as a partnership for federal income tax purposes. All parties to the transaction believe the award of restricted membership units to be a “profits interest” within the meaning of Internal Revenue Service Revenue Procedures 93-27 and 2001-43. Notwithstanding the foregoing, in the event that (i) the award of restricted membership units constitutes a “capital interest” rather than a “profits interest” or (ii) the undersigned disposes of such restricted membership units within two years following receipt thereof, the undersigned hereby makes an election pursuant to Section 83(b) of the Internal Revenue Code with respect to the property described below and supplies the following information in accordance with the regulations promulgated thereunder:

1.                                      The name, address and taxpayer identification number of the undersigned (the “Taxpayer”) are:

Name:	EPE Employee Holdings, LLC
Address:	c/o Apollo Global Management, LLC, 9 West 57th Street, 43rd Floor, New York,
New York 10019, Attention: Sam Oh
Taxpayer Identification Number:	45-5086572

2.                                      Description of the property with respect to which the election is being made (the “Property”):

          Class B Units of EPE Acquisition, LLC (the “Company”).

3.                                      The date on which the Property was transferred is            , 2012 (the “Effective Date”).

The taxable year to which this election relates is calendar year 2012.

4.                                      Nature of the restrictions to which the Property is subject:

The Class B Units issued to the Taxpayer are subject to various transfer restrictions and repurchase rights and vest over a period beginning on the Effective Date, and are subject to forfeiture under certain circumstances.

5.                                      The fair market value at the time of transfer (determined without regard to any restriction other than a restriction which by its terms will never lapse) of the Property with respect to which this election is being made is $0.00.

6.                                      The amount paid by the Taxpayer for the Property is $0.00.

7.                                      A copy of this statement has been furnished to the Company as provided in Treasury Regulation section 1.83-2(d).

8.                                      This statement is executed on                                 , 2012.

Taxpayer’s Signature

This statement must be filed with the Internal Revenue Service Center with which you filed your last U.S. federal income tax return within 30 days after the grant date of the Class B Units. This filing should be made by registered or certified mail, return receipt requested. You are also required to (i) deliver a copy of this statement to the Company and (ii) attach a copy of this statement to your federal income tax return for the taxable year that includes the grant date. You should also retain a copy of this statement for your records.

Exhibit B-1